Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Dorian Hare	Ben Sheidler
Investor Relations	Media Relations
(404) 885-8210	ben.sheidler@equifax.com
dorian.hare@equifax.com

ATLANTA, April 21, 2021 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended March 31, 2021.

•Highest ever quarterly revenue of $1.2 billion, up a record 27%; fifth consecutive quarter of double-digit revenue growth
•Strong margin expansion and EPS growth
•Workforce Solutions and USIS revenue growth of 59% and 19%, respectively, compared to the first quarter of 2020, with strong growth across both mortgage and non-mortgage businesses
•Completed five strategic, bolt-on acquisitions focused on core growth areas: Kount, HIREtech, i2Verify, AccountScore and CreditWorks
•Continued progress on Equifax Cloud Data and Technology Transformation
•Executing EFX2023 strategic framework leveraging EFX Cloud for innovation, new products, and growth
•Increasing full-year revenue and EPS guidance

“We delivered a powerful start to the year with our fifth consecutive quarter of strong double-digit revenue growth and continued margin expansion, building on the momentum from our record 2020 results. Our 27% revenue growth was powered by our combined US B2B Business -- Workforce Solutions and USIS -- which delivered a combined 38% revenue growth as we continued to significantly outpace the strong US mortgage market and deliver strong growth in our non-mortgage businesses,” said Mark W. Begor, Equifax Chief Executive Officer. “We continue to execute on our EFX2023 strategy, leveraging the EFX Cloud to drive new products, innovation and growth, while expanding our differentiated data sets and decisioning power to bring new and unique solutions to customers that only Equifax can deliver. Our strong outperformance, balance sheet and cash generation allowed us to reinvest in future growth by completing five bolt-on acquisitions during the quarter that enhanced our unique data assets and capabilities. We are confident in our outlook for 2021, and are raising our full-year revenue guidance to a range of $4,575 million to $4,675 million, and our Adjusted EPS guidance to a range of $6.75 to $7.05.”

Financial Results Summary

The company reported revenue of $1,213.0 million in the first quarter of 2021, up 27 percent compared to the first quarter of 2020 on a reported basis and 25 percent on a local currency basis.

Net income attributable to Equifax of $201.6 million was up 72 percent in the first quarter of 2021 compared to net income attributable to Equifax of $116.9 million in the first quarter of 2020.

Diluted EPS attributable to Equifax was $1.64 for the first quarter of 2021, up 72 percent compared to $0.95 in the first quarter of 2020.

Workforce Solutions first quarter results

•Total revenue was $480.9 million in the first quarter of 2021, a 59 percent increase compared to the first quarter of 2020. Operating margin for Workforce Solutions was 55.1 percent in the first quarter of 2021 compared to 44.3 percent in the first quarter of 2020. Adjusted EBITDA margin for Workforce Solutions was 59.3 percent in the first quarter of 2021 compared to 51.5 percent in the first quarter of 2020.
•Verification Services revenue was $385.2 million, up 75 percent compared to the first quarter of 2020.
•Employer Services revenue was $95.7 million, up 17 percent compared to the first quarter of 2020.

USIS first quarter results

•Total revenue was $409.4 million in the first quarter of 2021, up 19 percent compared to $343.2 million in the first quarter of 2020. Operating margin for USIS was 34.1 percent in the first quarter of 2021 compared to 31.4 percent in the first quarter of 2020. Adjusted EBITDA margin for USIS was 42.9 percent in the first quarter of 2021 compared to 44.7 percent in the first quarter of 2020.
•Online Information Solutions revenue was $302.0 million, up 19 percent compared to the first quarter of 2020.
•Mortgage Solutions revenue was $54.1 million, up 27 percent compared to the first quarter of 2020.
•Financial Marketing Services revenue was $53.3 million, up 12 percent compared to the first quarter of 2020.

International first quarter results

•Total revenue was $241.3 million in the first quarter of 2021, up 12 percent and up 3 percent compared to the first quarter of 2020 on a reported and local currency basis, respectively. Operating margin for International was 11.5 percent in the first quarter of 2021, compared to 7.1 percent in the first quarter of 2020. Adjusted EBITDA margin for International was 28.2 percent in the first quarter of 2021, compared to 27.9 percent in the first quarter of 2020.
•Asia Pacific revenue was $86.9 million, up 25 percent and up 7 percent compared to the first quarter of 2020 on a reported and local currency basis, respectively.
•Europe revenue was $68.7 million, up 3 percent and down 5 percent compared to the first quarter of 2020 on a reported and local currency basis, respectively.
•Latin America revenue was $41.6 million, down 4 percent and up 1 percent compared to the first quarter of 2020 on a reported and local currency basis, respectively.
•Canada revenue was $44.1 million, up 20 percent and up 13 percent compared to the first quarter of 2020 on a reported and local currency basis, respectively.

Global Consumer Solutions first quarter results

•Total revenue was $81.4 million in the first quarter of 2021, down 16 percent and down 17 percent compared to the first quarter of 2020 on a reported and local currency basis, respectively. Operating margin was 17.2 percent in the first quarter of 2021 compared to 13.5 percent in the first quarter of 2020. Adjusted EBITDA margin was 24.6 percent in the first quarter of 2021, compared to 23.1 percent in the first quarter of 2020.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $1.97 in the first quarter of 2021, up 37 percent compared to the first quarter of 2020.
•Adjusted EBITDA margin was 35.6 percent in the first quarter of 2021 compared to 33.0 percent in the first quarter of 2020.
•These financial measures exclude adjustments as described further in the Non-GAAP Financial Measures section below.

2021 Second Quarter and Full Year Guidance
	Q2 2021		FY 2021
	Low-End	High-End	Low-End	High-End
Reported Revenue	$1,140 million	$1,160 million	$4,575 million	$4,675 million
Reported Revenue Growth	16.0%	18.0%	10.8%	13.3%
Local Currency Growth (1)	13.9%	15.9%	9.4%	11.9%
Organic Local Currency Growth (1)	11.9%	13.9%	7.7%	10.2%
Adjusted Earnings Per Share	$1.60 per share	$1.70 per share	$6.75 per share	$7.05 per share
U.S. Mortgage Market Inquiry Growth	Flat		8% decline
Share Repurchases			More than $100 million

(1)Refer to page 9 for definitions.

About Equifax

At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employers, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by more than 11,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit Equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on April 22, 2021 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident (these costs are comprised of legal fees for 2021, and legal fees and incremental costs to transformation our information technology infrastructure and data security for 2020), fair value adjustment of equity investments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, valuation allowance for certain deferred tax assets, tax benefit on legal settlement related to the 2017 cybersecurity incident, income tax effect of stock awards recognized upon vesting or settlement and Argentina highly inflationary foreign currency adjustment. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, the outcome of legal proceedings, business prospects and opportunities and effective tax rates. While the Company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our technology, data and security cloud transformation, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, the impact of COVID-19 and changes in U.S. and worldwide economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax’s products and services. The extent to which the COVID-19 pandemic could negatively impact our operations will depend on future developments which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, the actions taken to control the spread of COVID-19 or treat its impact, and changes in U.S. and worldwide economic conditions. Further deteriorations in economic conditions, as a result of COVID-19 or otherwise, could lead to a further or prolonged decline in demand for our products and services and negatively impact our business. It may also impact financial markets and corporate credit markets which could adversely impact our access to financing or the terms of any financing. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and resulting economic impact, but it could have a material adverse effect on our business, financial position, results of operations and cash flows. Other risk factors include the impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets; uncertainties regarding the ultimate amount and timing of payments for the legal proceedings and government investigations related to the 2017 cybersecurity incident; potential adverse developments in new and pending legal proceedings or government investigations; risks associated with our ability to comply with business practice commitments and similar obligations under settlement agreements and consent orders entered into in connection with the 2017 cybersecurity incident; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission and other regulatory entities of our credit reporting business in Australia and the impact of current privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act, or any future privacy laws and regulations; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the Company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2020 including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2021	2020
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,213.0	$957.9
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	483.3	414.1
Selling, general and administrative expenses	308.8	316.0
Depreciation and amortization	114.3	91.9
Total operating expenses	906.4	822.0
Operating income	306.6	135.9
Interest expense	(37.2)	(30.7)
Other (expense) income, net	(0.9)	51.1
Consolidated income before income taxes	268.5	156.3
Provision for income taxes	(65.6)	(37.5)
Consolidated net income	202.9	118.8
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(1.3)	(1.9)
Net income attributable to Equifax	$201.6	$116.9
Basic earnings per common share:
Net income attributable to Equifax	$1.66	$0.96
Weighted-average shares used in computing basic earnings per share	121.8	121.3
Diluted earnings per common share:
Net income attributable to Equifax	$1.64	$0.95
Weighted-average shares used in computing diluted earnings per share	123.2	122.6
Dividends per common share	$0.39	$0.39

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$765.9	$1,684.6
Trade accounts receivable, net of allowance for doubtful accounts of $11.8 and $12.9 at March 31, 2021 and December 31, 2020, respectively	708.8	630.6
Prepaid expenses	138.8	104.1
Other current assets	51.5	59.0
Total current assets	1,665.0	2,478.3
Property and equipment:
Capitalized internal-use software and system costs	1,446.0	1,374.5
Data processing equipment and furniture	297.5	299.9
Land, buildings and improvements	245.4	239.1
Total property and equipment	1,988.9	1,913.5
Less accumulated depreciation and amortization	(814.1)	(774.1)
Total property and equipment, net	1,174.8	1,139.4
Goodwill	5,089.3	4,495.8
Indefinite-lived intangible assets	95.2	94.9
Purchased intangible assets, net	1,265.5	997.8
Other assets, net	379.6	405.6
Total assets	$9,669.4	$9,611.8
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$1,100.6	$1,101.1
Accounts payable	173.0	159.1
Accrued expenses	224.1	251.8
Accrued salaries and bonuses	111.2	250.3
Deferred revenue	117.1	108.3
Other current liabilities	615.7	612.5
Total current liabilities	2,341.7	2,483.1
Long-term debt	3,279.1	3,277.3
Deferred income tax liabilities, net	380.7	332.3
Long-term pension and other postretirement benefit liabilities	126.6	130.7
Other long-term liabilities	184.3	178.1
Total liabilities	6,312.4	6,401.5
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at March 31, 2021 and December 31, 2020; Outstanding shares - 121.7 and 121.8 at March 31, 2021 and December 31, 2020, respectively	236.6	236.6
Paid-in capital	1,489.5	1,470.7
Retained earnings	4,342.0	4,185.4
Accumulated other comprehensive loss	(161.3)	(171.4)
Treasury stock, at cost, 67.0 shares and 66.9 shares at March 31, 2021 and December 31, 2020, respectively	(2,582.9)	(2,547.0)
Stock held by employee benefit trusts, at cost, 0.6 shares at March 31, 2021 and December 31, 2020	(5.9)	(5.9)
Total Equifax shareholders’ equity	3,318.0	3,168.4
Noncontrolling interests including redeemable noncontrolling interests	39.0	41.9
Total equity	3,357.0	3,210.3
Total liabilities and equity	$9,669.4	$9,611.8

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2021	2020
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$202.9	$118.8
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	116.7	94.3
Stock-based compensation expense	20.7	18.8
Deferred income taxes	23.1	18.5
Loss (gain) on fair market value adjustment of equity investments	11.9	(32.9)
Gain on divestiture	(0.2)	—
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(65.8)	(83.9)
Other assets, current and long-term	14.7	29.6
Current and long term liabilities, excluding debt	(180.6)	(132.4)
Cash provided by operating activities	143.4	30.8
Investing activities:
Capital expenditures	(113.0)	(88.0)
Acquisitions, net of cash acquired	(862.0)	(48.1)
Cash received from divestiture	1.5	—
Cash used in investing activities	(973.5)	(136.1)
Financing activities:
Net short-term borrowings	(0.7)	0.2
Borrowings on long-term debt	—	125.0
Treasury stock purchases	(34.1)	—
Dividends paid to Equifax shareholders	(47.5)	(47.3)
Dividends paid to noncontrolling interests	(0.7)	(0.3)
Proceeds from exercise of stock options and employee stock purchase plan	6.6	16.7
Payment of taxes related to settlement of equity awards	(8.6)	—
Purchase of redeemable noncontrolling interests	(3.6)	—
Debt issuance costs	—	(1.6)
Cash (used in) provided by financing activities	(88.6)	92.7
Effect of foreign currency exchange rates on cash and cash equivalents	—	(18.8)
Decrease in cash and cash equivalents	(918.7)	(31.4)
Cash and cash equivalents, beginning of period	1,684.6	401.3
Cash and cash equivalents, end of period	$765.9	$369.9

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended March 31,
					Local Currency	Organic Local Currency
Operating revenue:	2021	2020	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$385.2	$220.2	$165.0	75%		75%
Employer Services	95.7	81.4	14.3	17%		17%
Total Workforce Solutions	480.9	301.6	179.3	59%		59%
Online Information Solutions	302.0	252.8	49.2	19%		16%
Mortgage Solutions	54.1	42.8	11.3	27%		27%
Financial Marketing Services	53.3	47.6	5.7	12%		12%
Total U.S. Information Solutions	409.4	343.2	66.2	19%		17%
Asia Pacific	86.9	69.7	17.2	25%	7%	5%
Europe	68.7	66.4	2.3	3%	(5)%	(5)%
Latin America	41.6	43.2	(1.6)	(4)%	1%	—%
Canada	44.1	36.7	7.4	20%	13%	13%
Total International	241.3	216.0	25.3	12%	3%	2%
Global Consumer Solutions	81.4	97.1	(15.7)	(16)%	(17)%	(17)%
Total operating revenue	$1,213.0	$957.9	$255.1	27%	25%	23%

(1)Reflects percentage change in revenue conforming 2021 results using 2020 exchange rates.

(2)Organic local currency revenue growth is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. This adjustment is made for 12 months following the acquisition.

2. What are the costs related to the technology transformation?

Costs related to the technology transformation are defined as incremental costs to transform our information technology infrastructure and data security. From January 1, 2018 through December 31, 2020, these technology transformation costs were excluded from adjusted net income and adjusted EBITDA. Technology transformation costs for the first quarter of 2021 were included in our adjusted net income and adjusted EBITDA. Technology transformation costs for the first quarter of 2021 are being provided for comparability to prior periods. We recorded $38.2 million for the first quarter of 2021 and $78.6 million for the first quarter of 2020 for technology transformation costs.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A. Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident, fair value adjustment of equity investments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, valuation allowance for certain deferred tax assets, tax benefit on legal settlement related to the 2017 cybersecurity incident, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment and income tax adjustments:

	Three Months Ended March 31,
(In millions, except per share amounts)	2021	2020	$ Change	% Change
Net income attributable to Equifax	$201.6	$116.9	$84.7	72%
Acquisition-related amortization expense of certain acquired intangibles (1)	39.4	35.0	4.4	13%
2017 cybersecurity incident related costs (2)	0.6	81.2	(80.6)	nm
Fair market value adjustment of equity investments (3)	11.9	(32.9)	44.8	(136)%
Foreign currency impact of certain intercompany loans (4)	(1.2)	(7.5)	6.3	(84)%
Acquisition-related costs other than acquisition amortization (5)	2.8	—	2.8	nm
Valuation allowance for certain deferred tax assets (6)	—	7.0	(7.0)	nm
Tax benefit on legal settlement related to the 2017 cybersecurity incident (7)	—	(4.8)	4.8	nm
Income tax effects of stock awards that are recognized upon vesting or settlement (8)	(1.9)	(1.7)	(0.2)	12%
Argentina highly inflationary foreign currency adjustment (9)	(1.1)	0.2	(1.3)	nm
Tax impact of adjustments (10)	(9.9)	(18.0)	8.1	(45)%
Net income attributable to Equifax, adjusted for items listed above	$242.2	$175.4	$66.8	38%
Diluted EPS attributable to Equifax, adjusted for the items listed above	$1.97	$1.43	$0.54	37%
Weighted-average shares used in computing diluted EPS	123.2	122.6

    nm - not meaningful

(1)During the first quarter of 2021, we recorded acquisition-related amortization expense of certain acquired intangibles of $39.4 million ($33.1 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $6.3 million of tax is comprised of $10.3 million of tax expense net of $4.0 million of a cash income tax benefit. During the first quarter of 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $35.0 million ($29.9 million, net of tax). The $5.1 million of tax is comprised of $9.1 million of tax expense net of $4.0 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the first quarter of 2021, we recorded legal fees related to the 2017 cybersecurity incident of $0.6 million ($0.5 million, net of tax). During the first quarter of 2020, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $81.2 million ($61.7 million, net of tax). $78.6 million of these expenses related to incremental costs to transform our information technology infrastructure and data security and the remaining $2.6 million related to 2017 cybersecurity incident legal fees. $80.9 million of cybersecurity incident related costs were recorded in operating income, with the remaining $0.3 million being recorded to depreciation and amortization. See the Notes to this reconciliation for additional detail.

(3)During the first quarter of 2021, we recorded an unrealized loss on the fair market value adjustment of an equity investment of $11.9 million ($8.9 million, net of tax). During the first quarter of 2020, we recorded an unrealized gain on the fair market value adjustment of an equity investment of $32.9 million ($26.3 million, net of tax). These fair value adjustments were recorded to Other (Expense) Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(4)During the first quarter of 2021, we recorded foreign currency impact of certain intercompany loans of $1.2 million. During the first quarter of 2020, we recorded foreign currency impact of certain intercompany loans of $7.5 million. The impact was recorded to the Other (expense) income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the first quarter of 2021, we recorded $2.8 million ($2.3 million, net of tax) for acquisition costs other than acquisition-related amortization. These costs primarily related to transaction costs resulting from the acquisition and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the first quarter of 2020, we recorded a valuation allowance for certain deferred tax assets of $7.0 million. See the Notes to this reconciliation for additional detail.

(7)During the first quarter of 2020, we recorded a $4.8 million tax benefit on legal settlements related to the 2017 cybersecurity incident, as finalization of the settlement terms have caused us to conclude the tax treatment has changed from the time we recorded the initial loss. See the Notes to this reconciliation for additional detail.

(8)During the first quarter of 2021, we recorded a tax benefit of $1.9 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2020, we recorded a tax benefit of $1.7 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(9)Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the first quarter of 2021 and first quarter of 2020, we recorded a foreign currency gain of $1.1 million and a foreign currency loss of $0.2 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(10)During the first quarter of 2021, we recorded the tax impact of adjustments of $9.9 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $6.3 million ($10.3 million of tax expense net of $4.0 million of cash income tax benefit), (ii) a tax adjustment of $0.1 million for legal fees incurred related to the 2017 cybersecurity incident, (iii) a tax adjustment of $3.0 million related to the loss on fair market value adjustment of equity investments and (iv) a tax adjustment of $0.5 million related to acquisition costs other than acquisition-related amortization.

During the first quarter of 2020, we recorded the tax impact of adjustments of $18.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.1 million ($9.1 million of tax expense net of $4.0 million of cash income tax benefit), (ii) a tax adjustment of $19.5 million related to expenses for the 2017 cybersecurity incident, and (iii) a tax adjustment of $6.6 million related to the gain on fair market value adjustment of an equity investment.

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, costs related to the 2017 cybersecurity incident, fair value adjustment of equity investments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization and Argentina highly inflationary foreign currency adjustment, and presentation of adjusted EBITDA margin:

	Three Months Ended March 31,
(in millions)	2021	2020	$ Change	% Change
Revenue	$1,213.0	$957.9	$255.1	27%

Net income attributable to Equifax	$201.6	$116.9	$84.7	72%
Income taxes	65.6	37.5	28.1	75%
Interest expense, net*	36.8	29.5	7.3	25%
Depreciation and amortization	114.3	91.9	22.4	24%
2017 cybersecurity incident related costs (1)	0.6	80.9	(80.3)	nm
Fair market value adjustment of equity investments (2)	11.9	(32.9)	44.8	(136)%
Foreign currency impact of certain intercompany loans (3)	(1.2)	(7.5)	6.3	(84)%
Acquisition-related costs other than acquisition amortization (4)	2.8	—	2.8	nm
Argentina highly inflationary foreign currency adjustment (5)	(1.1)	0.2	(1.3)	nm
Adjusted EBITDA, excluding the items listed above	$431.3	$316.5	$114.8	36%
Adjusted EBITDA margin	35.6%	33.0%

nm - not meaningful
*Excludes interest income of $0.4 million in 2021 and $1.2 million 2020.

(1)During the first quarter of 2021, we recorded legal fees related to the 2017 cybersecurity incident of $0.6 million ($0.5 million, net of tax). During the first quarter of 2020, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $81.2 million ($61.7 million, net of tax). $78.6 million of these expenses related to incremental costs to transform our information technology infrastructure and data security and the remaining $2.6 million related to 2017 cybersecurity incident legal fees. $80.9 million of cybersecurity incident related costs were recorded in operating income, with the remaining $0.3 million being recorded to depreciation and amortization. See the Notes to this reconciliation for additional detail.

(2)During the first quarter of 2021, we recorded an unrealized loss on the fair market value adjustment of an equity investment of $11.9 million ($8.9 million, net of tax). During the first quarter of 2020, we recorded an unrealized gain on the fair market value adjustment of an equity investment of $32.9 million ($26.3 million, net of tax). These fair value adjustments were recorded to Other (Expense) Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(3)During the first quarter of 2021, we recorded foreign currency impact of certain intercompany loans of $1.2 million. During the first quarter of 2020, we recorded foreign currency impact of certain intercompany loans of $7.5 million. The impact was recorded to the Other (expense) income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(4)During the first quarter of 2021, we recorded $2.8 million ($2.3 million, net of tax) for acquisition costs other than acquisition-related amortization. These costs primarily related to transaction costs resulting from the acquisition and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(5)Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the first quarter of 2021 and first quarter of 2020, we recorded a foreign currency gain of $1.1 million and a foreign currency loss of $0.2 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income by segment to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, costs related to the 2017 cybersecurity incident, fair value adjustment of equity investments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization and Argentina highly inflationary foreign currency adjustment, and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended March 31, 2021
	Workforce Solutions	U.S. Information Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$480.9	$409.4	$241.3	$81.4	—	$1,213.0
Operating income	264.8	139.7	27.8	14.0	(139.7)	306.6
Depreciation and amortization	20.6	33.7	35.5	6.0	18.5	114.3
Other income, net*	—	0.5	(4.6)	—	2.8	(1.3)
Noncontrolling interest	—	—	(1.3)	—	—	(1.3)
Adjustments (1)	—	1.8	10.7	—	0.5	13.0
Adjusted EBITDA	$285.4	$175.7	$68.1	$20.0	$(117.9)	$431.3
Operating margin	55.1%	34.1%	11.5%	17.2%	nm	25.3%
Adjusted EBITDA margin	59.3%	42.9%	28.2%	24.6%	nm	35.6%

nm - not meaningful
*Excludes interest income of $0.2 million in International and $0.2 million in General Corporate Expense.

(In millions)	Three Months Ended March 31, 2020
	Workforce Solutions	U.S. Information Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$301.6	$343.2	$216.0	$97.1	—	$957.9
Operating income	133.5	107.6	15.3	13.1	(133.6)	135.9
Depreciation and amortization	16.5	27.3	30.7	4.2	13.2	91.9
Other income/(expense), net*	—	0.6	3.2	—	46.1	49.9
Noncontrolling interest	—	—	(1.9)	—	—	(1.9)
Adjustments (1)	5.3	17.8	13.0	5.1	(0.5)	40.7
Adjusted EBITDA	$155.3	$153.3	$60.3	$22.4	$(74.8)	$316.5
Operating margin	44.3%	31.4%	7.1%	13.5%	nm	14.2%
Adjusted EBITDA margin	51.5%	44.7%	27.9%	23.1%	nm	33.0%

nm - not meaningful
*Excludes interest income of $0.5 million in International and $0.7 million in General Corporate Expense.

(1)During the first quarter of 2021, we recorded $0.6 million of legal fees related to the 2017 cybersecurity incident, a $11.9 million unrealized loss on the fair value adjustment of an equity investment, a $1.2 million positive foreign currency impact of certain intercompany loans, $2.8 million in acquisition costs other than acquisition-related amortization, and a foreign currency gain of $1.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

During the first quarter of 2020, we recorded pre-tax expenses, excluding depreciation and amortization, related to the 2017 cybersecurity incident of $80.9 million, a $32.9 million gain on the fair value adjustment of an equity investment, a $7.5 million foreign currency impact of certain intercompany loans, and a foreign currency loss of $0.2 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Costs related to the 2017 cybersecurity incident - Costs related to the 2017 cybersecurity incident include legal fees to respond to subsequent litigation and government investigations. Through the year ended December 31, 2020, these costs also included incremental costs to transform our information technology, data security and infrastructure. During the first quarters of 2021 and 2020, we recorded expenses of $0.6 million ($0.5 million, net of tax) and $81.2 million ($61.7 million, net of tax), respectively. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods. Costs related to the 2017 cybersecurity incident do not include losses accrued for certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

Fair market value adjustment of equity investments - During the first quarter of 2020, we recorded a $32.9 million ($26.3 million, net of tax) gain related to adjusting our equity method investment in India, in conjunction with the purchase of the remaining interest of our joint venture. Prior to the purchase of the remaining interest, Equifax did not have control over the joint venture. As a result of the transaction, Equifax recognized a gain related to the remeasurement of the preexisting equity interest in the India joint venture at the acquisition-date fair value of the business combination.

During the first quarter of 2021, we recorded an $11.9 million ($8.9 million, net of tax) unrealized loss related to adjusting our investment in Brazil to fair value. The investment had previously been recorded on our books at cost less impairment, as it did not have a readily determinable fair value. Subsequent to the initial public offering, our investment in Brazil has been adjusted to fair value, and will continue to be adjusted to fair value at the end of each reporting period, with unrealized gains or losses to be recorded within the Consolidated Statements of Income in Other (expense) income, net. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2021 and 2020, since the non-operating gains or losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the first quarter of 2021, we recorded a $1.2 million gain related to foreign currency impact of certain intercompany loans. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Acquisition related costs for transaction expenses incurred as a direct result of the acquisition - During the first quarter of 2021, we recorded $2.8 million ($2.3 million, net of tax) for acquisition costs other than acquisition-related amortization. These costs primarily related to transaction costs resulting from the acquisition and were recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Valuation allowance for certain deferred tax assets - During the first quarter of 2020, we recorded a $7.0 million valuation allowance adjustment for deferred tax assets where the benefit is not expected to be realized. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2020 because this amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Tax benefit on a legal settlement related to the 2017 cybersecurity incident - During the first quarter of 2020, we recorded a $4.8 million tax benefit on legal settlements related to the 2017 cybersecurity incident, as finalization of the settlement terms in the first quarter caused us to conclude the tax treatment has changed from the time we recorded the initial loss. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the first quarter of 2021, we recorded a tax benefit of $1.9 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2020, we recorded a tax benefit of $1.7 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2021 and 2020 because these amounts are non-operating and relate to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. We recorded foreign currency gains of $1.1 million during the first quarter of 2021 and foreign currency losses of $0.2 million during the first quarter of 2020 as a result of remeasuring the peso denominated monetary assets and liabilities due to Argentina being highly inflationary. Management believes excluding these charges are useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.